Exhibit 99.1

Enphase Energy Reports Financial Results for the Third Quarter of 2016
PETALUMA, Calif., November 1, 2016—Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company, announced today financial results for the third quarter ended September 30, 2016.
Enphase Energy reported total revenue for the third quarter of 2016 of $88.7 million, an increase of 12 percent compared to the second quarter of 2016. During the third quarter of 2016, Enphase sold 204MW (AC) or 869,000 microinverters, an increase in MW of 10 percent compared to the second quarter of 2016. GAAP gross margin for the third quarter of 2016 was 17.9 percent and non-GAAP gross margin was 18.2 percent.
GAAP operating expense for the third quarter of 2016 was $33.6 million and non-GAAP operating expense was $28.6 million. GAAP operating loss for the third quarter of 2016 was $17.7 million and non-GAAP operating loss was $12.4 million. GAAP net loss for the third quarter of 2016 was $18.8 million, or a net loss of $0.40 per share. On a non-GAAP basis, net loss was $13.4 million, or a net loss of $0.28 per share.
The Company exited the quarter with a total cash balance of $24.1 million.
“Our solid sequential growth in revenue and megawatt shipments reflects continued global demand for our solar energy systems,” said Paul Nahi, president and CEO of Enphase Energy. “We began shipping our AC Battery storage solution in Australia and New Zealand during the third quarter and are very pleased with the demand we have seen. We also unveiled our Enphase Home Energy Solution with IQ™, our next-generation integrated solar, storage and energy management offering. The solution, available in the first quarter of 2017, features our sixth-generation Enphase IQ™ Microinverter System. The Enphase IQ 6 series microinverter will also be used in the upcoming AC modules developed with our partners, including LG, SolarWorld and Jinko Solar.”
“During the third quarter, we announced restructuring initiatives that are expected to result in approximately $20 million of annualized operating expense savings,” said Bert Garcia, CFO of Enphase Energy. “Additionally, during the quarter we entered into a $25.0 million term loan agreement and raised approximately $14.0 million in net proceeds from our equity offering. These actions, along with our product cost reduction plan, strengthen our financial position and will enable us to execute on our key initiatives and grow our business.”
Business Outlook
“Reaffirming the guidance we provided on September 22, 2016, we expect our revenue for the fourth quarter of 2016 to be within a range of $90 million to $100 million, and GAAP and non-GAAP gross margin to be within a range of 16% to 20%,” stated Bert Garcia. “Non-GAAP gross margin excludes approximately $0.3 million of stock-based compensation expense. We expect our GAAP operating expense for the fourth quarter to be within a range of $22.5 million to $27.5 million and non-GAAP operating expense to be within a range of $20 million to $25 million, excluding an estimated $2.5 million of stock-based compensation expense.”

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss) and diluted net income (loss) per share.

These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of the Company’s current operating performance and a comparison to its past operating performance:

Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control.

Acquisition-related net charges (credits). These items include: (1) revaluation of contingent consideration and its income tax effects, which represent accounting adjustments to state contingent consideration liabilities at their estimated fair value, and (2) amortization of acquired intangibles, which consists of customer relationships. These items relate to a specific prior acquisition and are not reflective of the Company’s ongoing financial performance.

Restructuring charges. The Company excludes restructuring charges due to the nature of the expenses being unplanned and arising outside the ordinary course of continuing operations. These costs primarily consist of cash-based severance related to workforce reduction actions and asset write-downs of property and equipment resulting from restructuring initiatives.

Amortization of Debt Issuance Costs. The Company excludes amortization of debt issuance costs because the costs do not represent a cash outflow for the Company except in the period the financing was secured and such amortization expense is not reflective of the Company’s ongoing financial performance.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its third quarter 2016 results and fourth quarter 2016 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 95304741. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 95304741 beginning approximately one hour after the call.

Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s future financial performance, ability to drive down costs, market demands for its microinverters and future products, competitive position and advantages of its technology. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success and pricing of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand, including distribution inventory levels, and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which will be filed with the SEC in the fourth quarter of 2016. All information set forth in this press release and its attachments is as of November 1, 2016. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.
About Enphase Energy, Inc.

Enphase Energy, a global energy technology company, delivers simple, innovative and reliable energy management solutions that advance the worldwide potential of renewable energy. Enphase has shipped approximately 13 million microinverters, and over 540,000 Enphase residential and commercial systems have been deployed in more than 100 countries. For more information, visit www.enphase.com.

Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.
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Contact:
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenues	$88,684	$102,874	$231,990	$291,620
Cost of revenues	72,805	71,408	190,215	199,103
Gross profit	15,879	31,466	41,775	92,517
Operating expenses:
Research and development	13,169	12,059	39,326	38,275
Sales and marketing	11,016	10,510	31,218	34,955
General and administrative	6,708	7,118	21,121	23,425
Restructuring charges	2,717	—	2,717	—
Total operating expenses	33,610	29,687	94,382	96,655
Income (loss) from operations	(17,731)	1,779	(52,607)	(4,138)
Other income (expense), net:
Interest expense	(1,234)	(140)	(1,598)	(305)
Other income (expense)	353	(704)	655	(1,152)
Total other expense, net	(881)	(844)	(943)	(1,457)
Income (loss) before income taxes	(18,612)	935	(53,550)	(5,595)
Provision for income taxes	(144)	(311)	(724)	(704)
Net income (loss)	$(18,756)	$624	$(54,274)	$(6,299)
Net income (loss) per share:
Basic and diluted	$(0.40)	$0.01	$(1.16)	$(0.14)
Shares used in per share calculation:
Basic	47,278	44,734	46,704	44,339
Diluted	47,278	47,996	46,704	44,339

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$24,112	$28,452
Accounts receivable, net	59,482	46,099
Inventory	39,101	40,800
Prepaid expenses and other assets	7,187	6,417
Total current assets	129,882	121,768
Property and equipment, net	32,453	32,118
Goodwill	3,745	3,745
Intangibles, net	1,669	2,220
Other assets	8,679	5,677
Total assets	$176,428	$165,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,551	$25,569
Accrued liabilities	33,428	26,364
Deferred revenues	5,942	3,915
Revolving credit facility	12,450	17,000
Current portion of term loan	1,197	—
Total current liabilities	85,568	72,848
Long-term liabilities:
Deferred revenues, noncurrent	31,827	25,115
Warranty obligations, noncurrent	23,588	23,475
Other liabilities	2,408	2,641
Term loan, less current portion	22,808	—
Total liabilities	166,199	124,079
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	—
Additional paid-in capital	247,829	224,732
Accumulated deficit	(237,347)	(183,073)
Accumulated other comprehensive loss	(254)	(210)
Total stockholders’ equity	10,229	41,449
Total liabilities and stockholders’ equity	$176,428	$165,528

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(54,274)	$(6,299)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,039	7,704
Provision for doubtful accounts	3,194	344
Asset impairment charges	1,440	479
Amortization of debt issuance costs	101	120
Stock-based compensation	8,239	9,579
Revaluation of contingent consideration liability	—	(1,600)
Changes in operating assets and liabilities:
Accounts receivable	(16,577)	(30,547)
Inventory	1,699	(15,127)
Prepaid expenses and other assets	(3,857)	(5,008)
Accounts payable, accrued and other liabilities	14,669	3,870
Deferred revenues	8,739	7,176
Net cash used in operating activities	(28,588)	(29,309)
Cash flows from investing activities:
Purchases of property and equipment	(9,607)	(9,682)
Purchases of intangible assets	(678)	—
Net cash used in investing activities	(10,285)	(9,682)
Cash flows from financing activities:
Proceeds from public offering of common stock, net of underwriting fees	14,593	—
Proceeds from term loan	24,175	—
Proceeds from borrowings under revolving credit facility	10,000	34,000
Payments under revolving credit facility	(14,550)	(17,000)
Payments for debt issuance costs and offering costs	(401)	—
Contingent consideration payment related to prior acquisition	(29)	—
Proceeds from issuance of common stock under employee stock plans	852	2,866
Net cash provided by financing activities	34,640	19,866
Effect of exchange rate changes on cash	(107)	(416)
Net decrease in cash and cash equivalents	(4,340)	(19,541)
Cash and cash equivalents—Beginning of period	28,452	42,032
Cash and cash equivalents—End of period	$24,112	$22,491

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Gross profit (GAAP)	$15,879	$31,466	$41,775	$92,517
Stock-based compensation	295	331	907	913
Gross profit (Non-GAAP)	$16,174	$31,797	$42,682	$93,430

Gross margin (GAAP)	17.9%	30.6%	18.0%	31.7%
Stock-based compensation	0.3%	0.3%	0.4%	0.3%
Gross margin (Non-GAAP)	18.2%	30.9%	18.4%	32.0%

Operating expenses (GAAP)	$33,610	$29,687	$94,382	$96,655
Stock-based compensation(1)	(2,237)	(2,952)	(7,332)	(8,666)
Amortization of acquisition-related intangibles	(45)	(45)	(135)	(135)
Revaluation of contingent consideration liability	—	700	—	1,600
Restructuring, asset impairments and other charges	(2,717)	(472)	(2,717)	(1,480)
Operating expenses (Non-GAAP)	$28,611	$26,918	$84,198	$87,974

(1) Includes stock-based compensation as follows:
Research and development	$941	$1,141	$3,047	$3,379
Sales and marketing	560	803	1,760	2,510
General and administrative	736	1,008	2,525	2,777
Total	$2,237	$2,952	$7,332	$8,666

Income (loss) from operations (GAAP)	$(17,731)	$1,779	$(52,607)	$(4,138)
Stock-based compensation	2,532	3,283	8,239	9,579
Amortization of acquisition-related intangibles	45	45	135	135
Revaluation of contingent consideration liability	—	(700)	—	(1,600)
Restructuring, asset impairments and other charges	2,717	472	2,717	1,480
Income (loss) from operations (Non-GAAP)	$(12,437)	$4,879	$(41,516)	$5,456

Net income (loss) (GAAP)	$(18,756)	$624	$(54,274)	$(6,299)
Stock-based compensation	2,532	3,283	8,239	9,579
Amortization of acquisition-related intangibles	45	45	135	135
Revaluation of contingent consideration liability	—	(700)	—	(1,600)
Restructuring, asset impairments and other charges	2,717	472	2,717	1,480
Amortization of debt issuance costs	45	40	101	120
Net income (loss) (Non-GAAP)	$(13,417)	$3,764	$(43,082)	$3,415

Net income (loss) per share, diluted (GAAP)	$(0.40)	$0.01	$(1.16)	$(0.14)
Stock-based compensation	0.06	0.07	0.18	0.21
Revaluation of contingent consideration liability	—	(0.01)	—	(0.03)
Restructuring, asset impairments and other charges	0.06	0.01	0.06	0.03
Net income (loss) per share, diluted (Non-GAAP)	$(0.28)	$0.08	$(0.92)	$0.07

Shares used in per share calculation, diluted (Non-GAAP)	47,278	47,996	46,704	48,844

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